Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-76728) of Plexus Corp. of our report dated June 11, 2004 relating to the financial statements of Plexus Corp. 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 28, 2005